                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                  SIX MONTHS                SIX MONTHS
                                                                ENDED JUNE 30,            ENDED JUNE 30,
                                                                     1997                      1996
Earnings per common share and common share equivalents
 - Primary
      Weighted average common shares outstanding                   25,861,277                 20,583,065
      Weighted average common shares outstanding
          (under as if converted method)                                    -                          -
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury               266,792                    389,576
          stock method)
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                          -

                                                                 -------------             --------------
      Weighted average common shares and common
          share equivalents outstanding                            26,128,069                 20,972,641
                                                                 =============             ==============

      Net income                                                  $34,648,401                $34,025,824

                                                                 =============             ==============

      Primary earnings per common share
          and common share equivalent                                   $1.33                      $1.62

                                                                 =============             ==============


                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                 THREE MONTHS              THREE MONTHS
                                                                ENDED JUNE 30,            ENDED JUNE 30,
                                                                     1997                      1996

Earnings per common share and common share equivalents
- Primary
      Weighted average common shares outstanding                   25,869,911                 23,859,257
      Weighted average common shares outstanding
          (under as if converted method)                                    -                          -
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury
          stock method)                                                88,841                    442,562
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                          -
                                                                 -------------             --------------
      Weighted average common shares and common
          share equivalents outstanding                            25,958,752                 24,301,819
                                                                 =============             ==============

      Net income                                                  $16,505,400                $18,401,824

                                                                 =============             ==============

      Primary earnings per common share
          and common share equivalent                                   $0.64                      $0.76

                                                                 =============             ==============


                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                  Six Months                Six Months
                                                                Ended June 30,            Ended June 30,
                                                                     1997                      1996
Earnings per common share and common share equivalents
- Fully Diluted
      Weighted average common shares outstanding                   25,859,453                 20,141,174
      Weighted average common shares outstanding
          (under as if converted method)                                    -                  1,148,916
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury
          stock method)                                               305,571                    366,533
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                          -

                                                                 -------------             --------------
      Weighted average common shares and common
          share equivalents outstanding                            26,165,024                 21,656,623

                                                                 =============             ==============

      Net income                                                  $34,648,401                $34,614,824

                                                                 =============             ==============

      Fully diluted earnings per common share
          and common share equivalent                                   $1.32                      $1.60

                                                                 =============             ==============


                                                                    EXHIBIT 11.1
                                                                    ------------

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                AND SUBSIDIARIES

             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

                          AND COMMON SHARE EQUIVALENTS

                                                                 THREE MONTHS              THREE MONTHS
                                                                ENDED JUNE 30,            ENDED JUNE 30,
                                                                     1997                      1996
Earnings per common share and common share equivalents
- Fully Diluted
      Weighted average common shares outstanding                   25,869,911                 23,859,257
      Weighted average common shares outstanding
          (under as if converted method)                                    -                    265,134
      Average stock options and warrants outstanding
          (net of repurchased shares under the treasury
          stock method)                                               171,235                    337,538
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                          -

                                                                 -------------             --------------
      Weighted average common shares and common
          share equivalents outstanding                            26,041,146                 24,461,929

                                                                 =============             ==============

      Net income                                                  $16,505,400                $18,545,824

                                                                 =============             ==============

      Fully diluted earnings per common share
          and common share equivalent                                   $0.63                      $0.76

                                                                 =============             ==============
